EXHIBIT NUMBER 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


The following table shows the computation of the basic and diluted earnings per share for the nine months ended September 30 (dollars in thousands, except per share amounts):


---------------------------- -------------------------- -------------------------- --------------------------
                             Net income                 Weighted  average  number  Earnings per share
                                                        of shares
---------------------------- -------------------------- -------------------------- --------------------------
          9/30/00
---------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, basic                       $5,056                  7,443,036                       $.68
---------------------------- -------------------------- -------------------------- --------------------------
Effect of stock options-net                                               264,926
---------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, diluted                     $5,056                  7,707,962                       $.66
---------------------------- -------------------------- -------------------------- --------------------------
          9/30/99
---------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, basic                       $4,932                  7,396,062                       $.67
---------------------------- -------------------------- -------------------------- --------------------------
Effect of stock options-net                                               298,376
--------------------------- -------------------------- -------------------------- --------------------------
Earnings per share, diluted                     $4,932                  7,694,438                       $.64
---------------------------- -------------------------- -------------------------- --------------------------

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